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                                                                    Exhibit 3.6


                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         TLG LABORATORIES HOLDING CORP.

        (Pursuant to Section 242 of the Delaware General Corporation Law)

                                     * * * *


                  TLG Laboratories Holding Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

                  FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of all members thereof in lieu of a special meeting, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted resolutions setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for the submission of said amendment to the stockholders of the Corporation for adoption pursuant to a Written Consent of Stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware, and stating that such amendment will be effective only after adoption thereof by the affirmative vote of the stockholders of the Corporation.

                  SECOND: That thereafter, pursuant to a resolution of the Board of Directors of the Corporation, said amendment was submitted to the stockholders of the Corporation, and such holders, by written consent taken without a meeting in accordance with Section 228 of the
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General Corporation Law of the State of Delaware gave its unanimous written consent and agreed to the adoption of the following resolution to amend the Amended and Restated Certificate of Incorporation of the Corporation:

             RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be, and it hereby is, amended by deleting in its entirety the present article one and substituting in lieu thereof the following:

                    "FIRST: The name of the corporation is Twinlab Corporation (the "Company").

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, said TLG Laboratories Holding Corp. has caused this Certificate to be signed by Brian Blechman, its Executive Vice President, and attested by Neil Blechman, its Secretary, this 6th day of June, 1996.

                                            TLG LABORATORIES HOLDING CORP.


                                            By:_________________________________
                                                  Brian Blechman
                                                  Executive Vice President

ATTEST:


- -----------------------------
Neil Blechman
Secretary

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